Exhibit 99.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made and entered into as of this 3rd day August, 2005 by and between Miniera Compania Double Down, SA an Ecuador corporation hereinafter referred to as “Buyer” and U.S. Canadian Minerals Inc. a Nevada corporation, hereinafter referred to as “Seller”

RECITALS

WHEREAS, the seller owns 80% of Yellow River Mining, SA, an Ecuador corporation, hereinafter referred to as (“Yellow River”).

WHEREAS, Seller desires to sell and buyer desires to purchase the Seller’s interest in Yellow River on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, this Agreement is the consummation of all prior negotiations, drafts, initial agreements etc. it is to be considered the full and final agreement between the parties relating to this transaction.

AGREEMENT

1.
PURCHASE AND SALE OF ASSETS. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer and Buyer agrees to purchase from Seller, at the closing date of October 10, 2005 the assets as described on Exhibit A hereto (the “Acquired Assets”).

2.	ASSUMPTION OF OBLIGATIONS AND LIBILITIES. At the time of closing, as herein defined, The Sellers total liability to Nevada Minerals is $127,000.00.

3.
PURCHASE PRICE. As consideration for the sale, conveyance, assignment, transfer and delivery of the Acquired Assets, the Buyer agrees on the Closing Date to pay $800,000 in total consideration to the Seller.

4.
CLOSING. The closing shall take place on the Closing Date of August 5, 2005 at the office of Securities Law Institute, Suite 250 770 Warm Springs Rd. Las Vegas, Nevada, at 1 P.M. local time or such other time and place as the parties may agree upon in writing. Buyer has the right to extend the Closing Date by 30 days upon the release to Seller of an additional $100,000, which sum is to be applied to purchase price upon closing.

5.	DELIVERIES AT CLOSING. At the closing on the Closing Date:

(a)
Seller shall deliver to Buyer the Acquired Assets, a stock power executed in blank with respect to said certificates and such other instruments as are sufficient in the opinion of Buyer and its legal counsel to vest in Buyer and its successors or assigns the absolute) legal and equitable title to all of the Acquired Assets.

(b)
Seller shall deliver an authorization of approval from Nevada Minerals which provides for the assumption by Buyer of Seller’s debt in the sum of $127,000 to Nevada Minerals and a release of Nevada Minerals from any liability in connection therewith.

(c)	Buyer delivering to Seller that Certificate of Title as referenced in Exhibit B;

(d)	Buyer shall deliver to Seller S250,000.

6.	REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that:

(a)
Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has the requisite power and authority to own and operate its assets, properties and business and to carry on its business as now conducted.

(b)
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the board of directors of Seller, and, when executed by the authorized representative of the Seller, this Agreement will constitute a legal valid and binding agreement of Seller.

(c)
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of terms and conditions of, or result in a loss of rights under, or result in the creation of any lien, charge or encumbrance upon, any of the Acquired Assets pursuant to (i) Seller’s articles of incorporation or bylaws, (ii) any franchise, mortgage, deed of trust, lease, license, permit, agreement, instrument or undertaking to which Seller is a party or by which it or any of its properties are bound, or (iii) any statute, rule, regulation, order, judgment, award or decree.

(d)	Seller has good and marketable title to all of its assets and properties, including, without limitation, the assets related to the Yellow River Processing Plant in Ecuador.

(f)
To Seller’s knowledge, there is no suit, claim, action or proceeding now pending threatened before any court, administrative or regulatory agency or any basis for such a claim which may result in any judgment, order, decree, liability or any other determination which may have an adverse effect, financial or otherwise, upon Seller or any of the Acquired Assets. No such judgment, order or decree has been entered which has or could have such effect.

(g)
To the best of Seller’s knowledge, Seller has all licenses and permits (federal, state, and local) necessary to conduct its business and such licenses and permits are in full force and effect. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or threatened which could result in the revocation or limitation of any such licenses or permits.

(h)
No consent is necessary to effect the transfer to Buyer of any of the Acquired Assets and, upon the consummation of the transaction contemplated hereby, Buyer will be entitled to use the Acquired Assets to the full extent that Seller used the same immediately prior to the transfer of the Acquired Assets.

(i)
Neither this Agreement nor any Exhibit hereto delivered by Seller pursuant to this Agreement contains an untrue statement of material fact or omits to state a fact that is necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are wade, not materially misleading

7.	REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that:

(a)
Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Country of Ecuador, Buyer has the requisite power and authority to own and operate its assets, properties and business and to carry on its obligations hereunder.

(b)
The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized and approved by the board of directors of Buyer, and when executed by the authorized representative of the Buyer, this Agreement will constitute a legal, valid, and binding agreement of Buyer.

8.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES: All representations and warranties made by each of the parties hereto shall survive the closing for a period of three years after the Closing Date.

9.	INDEMNIFICATION.

(a)
Seller agrees to indemnify, defend and hold harmless Buyer against any and all claims, demands, losses, cost, expenses, obligations, liabilities and damages, including interest, penalties, and reasonable attorney’s fees, incurred by Buyer arising, resulting from, or relating to any breach of, or failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any Exhibit or other document furnished or to be furnished by Seller under this Agreement.

(b)
Buyer agrees to indemnify, defend, and hold harmless Seller against any and all claims, demands, losses, cost, expenses, obligations, liabilities and damages, including interest, penalties, and reasonable attorney’s fees, incurred by Seller arising, resulting from, or relating to (i) any breach of, or failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any Exhibit or other document furnished or to be furnished by Buyer under this Agreement, or (ii) any act or omission of Buyer or any of its successors or assigns after Closing Date that constitutes a breach or default under, or failure to perform, any obligation, duty, or liability of Yellow River under any contract, lease, license or other agreement to which it is party or by which it is bound at the Closing Date, or (iii) any liability of Seller arising out of its ownership of the Acquired Assets and caused by the business or operations of Yellow River.

10.	GENERAL PROVISIONS.

10.1	CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of Nevada.

10.2
NOTICES. All notices, request, demands and other communications contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States express, certified or registered mail, postage prepaid, addressed to the following parties, their successors in interest, or their permitted assignees at the following address, or at such other address as the parties may designate by written notice in the manner aforesaid:

10.3	SECTION HEADINGS. The section headings in this Agreement are included for convenience only, are not part of this Agreement and shall not be used in construing it.

10.4	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each or which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, The parties have duty executed this Agreement as of the date first mentioned.

BUYER: Miniera Compania Double Down, SA

/s/ Edgar Dhonau, Pres.
Ed Dhonau, President

SELLER: U.S. Canadian Minerals, Inc.

_______________________
John S. Woodwarcl, President

/s/ Rendal Williams
Rendal Williams, CEO

EXHIBIT A

List of Acquired Assets

(80%) Eighty percent of the issued and outstanding shares of stock of Yellow River Mining, SA,